Exhibit 5.1

June 7, 2005

Vertex Pharmaceuticals Incorporated

130 Waverly Street

Cambridge, MA 02139

Ladies and Gentlemen:

                We have acted as counsel to Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Company”), in connection with the sale by the Company of up to thirteen million five hundred twelve thousand five hundred (13,512,500) shares of the Company’s common stock, $0.01 par value (the “Shares”), which includes one million seven hundred sixty-two thousand five hundred (1,762,500) shares that may be sold pursuant to the exercise of an over-allotment option, pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) and related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”).  All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.  This opinion is being rendered in connection with the filing of the Registration Statement.  All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

                In connection with this opinion, we have examined the Company’s Articles of Organization and By-Laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, the Registration Statement and the exhibits thereto, and the related Prospectus and Prospectus Supplement.

                In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

                Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the United States Federal Laws and the reported judicial decisions interpreting those laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

                Based on the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the related Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

                Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

                We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.  We hereby further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and “Validity of Common Stock” in the Prospectus Supplement included in the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and
Popeo, P.C.